As filed with the Securities and Exchange Commission on December 3. 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sunrun Inc.

(Exact name of Registrant as specified in its charter)

Delaware	26-2841711
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 California Street, Suite 1800 San Francisco, CA	94108
(Address of principal executive offices)	(Zip Code)

Sunrun Inc. Amended and Restated 2015 Equity Incentive Plan

Sunrun Inc. 2015 Employee Stock Purchase Plan

(Full title of the plan)

Mary Powell

Chief Executive Officer

Sunrun Inc.

600 California Street, Suite 1800

San Francisco, California 94108

(Name and address of agent for service)

(415) 580-6900

(Telephone number, including area code, of agent for service)

Copies to:

Jean Park	Jeanna Steele, Esq.
Michael Mencher	Sundance Banks, Esq.
Cooley LLP	Anna Nagornaia, Esq.
55 Hudson Yards	Sunrun Inc.
New York, NY 10001	600 California Street, Suite 1800
(212) 479-6000	San Francisco, California 94108
(415) 580-6900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Pursuant to General Instruction E of Form S-8, Sunrun Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register (1) 34,690,741 additional shares of its common stock under the Amended and Restated Sunrun Inc. 2015 Equity Incentive Plan (the “2015 Plan”), pursuant to the provisions of the 2015 Plan providing for an automatic increase each year in the number of shares of common stock reserved and available for issuance under the 2015 Plan and (2) 4,163,413 additional shares of its common stock under the 2015 Employee Stock Purchase Plan (the “ESPP”), pursuant to the provisions of the ESPP providing for an automatic increase each year in the number of shares of common stock reserved and available for issuance under the ESPP.

The information specified in Part I of Form S-8 is omitted from this Registration Statement on Form S-8 in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the instructional note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1)

The Registrant’s Annual Report on Form 10-K (File No. 001-37511) for the fiscal year ended December  31, 2024, filed with the Commission on February 27, 2025 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2)	The Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-37511) for the 2025 Annual Meeting of Stockholders filed with the Commission on April 29, 2025;

(3)

The Registrant’s Quarterly Reports on Form 10-Q (File No. 001-37511) for the fiscal quarters ended March 31, 2025, June 30, 2025 and September  30, filed with the Commission on May  7, 2025, August  6, 2025 and November 6, 2025;

(4)

The Registrant’s Current Reports on Form 8-K (File No. 001-37511) filed (in all filings, excluding any portions furnished under Item 2.02 or Item 7.01 and any exhibits included with such Items, as applicable) with the Commission on  February  12, 2025, April  4, 2025, June  13, 2025 and November 6, 2025; and

(5)

The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No.  001-37511) filed with the Commission on July 22, 2015, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation includes provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the amended and restated certificate of incorporation and amended and restated bylaws of the Registrant provides that:

•

The Registrant shall indemnify its directors and officers for serving the Registrant in those capacities or for serving other business enterprises at the Registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•

The Registrant will not be obligated pursuant to its amended and restated bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Registrant’s board of directors or brought to enforce a right to indemnification.

•

The rights conferred in the amended and restated certificate of incorporation and amended and restated bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees, and agents and to obtain insurance to indemnify such persons.

•	The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees, and agents

The Registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also to provide for certain additional procedural protections. The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

3.1	Restated Certificate of Incorporation of Sunrun Inc.	8-K	001-37511	3.3	June 7, 2023

3.2	Bylaws of Sunrun Inc., Amended and Restated as of June 2, 2023.	8-K	001-37511	3.4	June 7, 2023

4.1	Form of common stock certificate of Registrant.	S-1	333-205217	4.1	June 25, 2015

5.1	Opinion of Cooley LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Cooley LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (see the signature page to this Registration Statement on Form S-8).					X

99.1	Sunrun Inc. Amended and Restated 2015 Equity Incentive Plan and related form agreements.	10-Q	001-37511	10.1	November 6, 2025

99.2	Sunrun Inc. 2015 Employee Stock Purchase Plan and related form agreements.	10-Q	001-37511	10.1	August 9, 2018

107	Filing fee table.					X

Item 9. Undertakings.

A.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on December 3, 2025.

SUNRUN INC.

By:	/s/ Mary Powell
Mary Powell
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mary Powell, Danny Abajian and Jeanna Steele, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mary Powell	Chief Executive Officer and Director	December 3, 2025
Mary Powell	(Principal Executive Officer)

/s/ Danny Abajian	Chief Financial Officer	December 3, 2025
Danny Abajian	(Principal Financial Officer)

/s/ Maria Barak	Chief Accounting Officer	December 3, 2025
Maria Barak	(Principal Accounting Officer)

/s/ Lynn Jurich	Co-Chair and Director	December 3, 2025
Lynn Jurich

/s/ Edward Fenster	Co-Chair and Director	December 3, 2025
Edward Fenster

/s/ Katherine August-deWilde	Director	December 3, 2025
Katherine August-deWilde

/s/ Craig Cornelius	Director	December 3, 2025
Craig Cornelius

/s/ Leslie Dach	Director	December 3, 2025
Leslie Dach

/s/ Alan Ferber	Director	December 3, 2025
Alan Ferber

/s/ Sonita Lontoh	Director	December 3, 2025
Sonita Lontoh

/s/ John Trinta	Director	December 3, 2025
John Trinta